EXHIBIT 21

SUBSIDIARIES OF OWENS‑ILLINOIS, INC.

Owens‑Illinois, Inc. had the following subsidiaries at December 31, 2018 (subsidiaries are indented following their respective parent companies):

Name	State/Country of Incorporation or Organization
Owens-Illinois Group, Inc.	Delaware
OI General Finance Inc.	Delaware
OI General FTS Inc.	Delaware
OI Castalia STS Inc.	Delaware
OI Levis Park STS Inc.	Delaware
Owens-Illinois General Inc.	Delaware
Owens Insurance, Ltd.	Bermuda
Universal Materials, Inc.	Ohio
OI Advisors, Inc.	Delaware
OI Securities, Inc.	Delaware
OI Transfer, Inc.	Delaware
Sovereign Air, LLC	Texas
Maumee Air Associates Inc.	Delaware
OI Australia Inc.	Delaware
Continental PET Holdings Pty. Ltd.	Australia
ACI America Holdings Inc.	Delaware
ACI Ventures, Inc.	Delaware
Owens-Brockway Packaging, Inc.	Delaware
Owens-Brockway Glass Container Inc.	Delaware
O-I Packaging Solutions LLC	Delaware
O-I Bolivia Holdings Limited	United Kingdom
Vidrio Lux S.A.	Bolivia
OI Andover Group Inc.	Delaware
The Andover Group, Inc.	Delaware
Brockway Realty Corporation	Pennsylvania
NHW Auburn, LLC	Delaware
OI Auburn Inc.	Delaware
SeaGate, Inc.	Ohio
SeaGate II, Inc.	Ohio
SeaGate III, Inc.	Ohio
OIB Produvisa Inc.	Delaware
OI California Containers, Inc.	Delaware
O-I Latam Services S.A.S.	Colombia
O-I Business Service Center Sp. Z.o.o.	Poland
OI Puerto Rico STS Inc.	Delaware
Glass to Glass, LLC	Delaware
O-I Caribbean Sales & Distibution Inc.	Delaware
O-I Latam HQ, Inc.	Delaware

Name	State/Country of Incorporation or Organization
Bolivian Investments, Inc.	Delaware
Fabrica Boliviana de Vidrios S.A.	Bolivia
OI International Holdings Inc.	Delaware
O-I Global Holdings LLC	Delaware
O-I Global Holdings C.V.	Netherlands
O-I Americas LLC	Delaware
O-I Glass C.V.	Netherlands
O-I Mexico Holdings I B.V.	Netherlands
O-I Mexico Holdings II B.V.	Netherlands
Envases de Vidrio de las Americas, S. de R.L. de C.V.	Mexico
Especialidades Operativas de America, S. de R.L. de C.V.	Mexico
Glass International OISPV, S.A.P.I. de C.V.	Mexico
Owens America, S. de R.L. de C.V.	Mexico
Owens Vimosa, S. de R.L. de C.V.	Mexico
Owens Vigusa, S. de R.L. de C.V.	Mexico
Owens Virreyes, S. de R.L. de C.V.	Mexico
Owens Viquesa, S. de R.L. de C.V.	Mexico
Owens Vitolsa, S. de R.L. de C.V.	Mexico
OI European Group B.V.	Netherlands
OI Hungary LLC	Delaware
O-I Hungary Kft.	Hungary
O-I Ecuador LLC	Ohio
Cristaleria del Ecuador, S.A.	Ecuador
Owens-Illinois Singapore Pte. Ltd.	Singapore
OI China LLC	Delaware
ACI Beijing Limited	Hong Kong
O-I (Tianjin) Glass Container Co., Ltd.	China
Owens-Illinois Services H.K. Limited	Hong Kong
ACI Guangdong Limited	Hong Kong
ACI Guangdong Glass Company Limited	China
ACI Shanghai Limited	Hong Kong
O-I (Shanghai) Glass Container Co., Ltd.	China
Owens-Illinois (HK) Limited	Hong Kong
O-I (Shanghai) Management Co Ltd.	China
O-I (Zhaoqing) Glass Container Co., Ltd.	China
O-I Sihui Glass Recycling Co. Ltd.	China
Owens-Illinois Holding (Australia) Pty Ltd	Australia
ACI Packaging Services Pty Ltd	Australia
O-I Operations (Australia) Pty Ltd	Australia
Brisbane Cullet Pty. Ltd.	Australia
O-I International Pty Ltd	Australia
ACI Glass Packaging Penrith Pty Ltd	Australia
PT Kangar Consolidated Industries	Indonesia
O-I Operations (NZ) Limited	New Zealand

Name	State/Country of Incorporation or Organization
ACI New Zealand Nominees Ltd.	New Zealand
O-I Sales and Distribution Netherlands B.V.	Netherlands
O-I Europe Sarl	Switzerland
O-I Sales and Distribution UK Limited.	United Kingdom
O-I Sales and Distribution Poland Sp Z.o.o.	Poland
O-I Manufacturing Poland S.A.	Poland
O-I Manufacturing UK Ltd.	United Kingdom
O-I Sales and Distribution Spain SL	Spain
Vidrieria Rovira, S. L.	Spain
OI Spanish Holdings B.V.	Netherlands
Owens-Illinois Peru S. A.	Peru
O-I Manufacturing Italy S.p.A.	Italy
O-I Manufacturing Czech Republic A.S.	Czech Republic
O-I Sales and Distribution Czech Republic s.r.o.	Czech Republic
San Domenico Vetraria S.r.l.	Italy
O-I Sales and Distribution Italy S.r.l.	Italy
O-I Manufacturing Netherlands B.V.	Netherlands
Veglarec B.V.	Netherlands
O-I Europe SAS	France
O-I Manufacturing France SAS	France
Verdome Exploitation SNC	France
Prover SAS	France
SCI Le Mourtis	France
Atlantique Emballage	France
O-I Glasspack Beteiligungs & Verwaltungsgesellschaft GmbH	Germany
OI Glasspack GmbH & Co. KG	Germany
O-I Sales and Distribution Germany GmbH	Germany
O-I Glasspack Verwaltungs GmbH	Germany
OI Canada Holdings B.V.	Netherlands
O-I Canada Corp.	Canada
Manufacturera de Vidrios Planos, C.A.	Venezuela
Owens-Illinois de Venezuela, C. A.	Venezuela
Fabrica de Vidrio Los Andes, C. A.	Venezuela
CMC S.A.	Colombia
Cristaleria Peldar, S.A.	Colombia
Industria de Materias Primas S.A.	Colombia
Cristar S.A.	Colombia
Vidrieria Fenicia	Colombia
Owens-Illinois do Brasil Industria e Comercio Ltda.	Brazil
Mineracao Silminas Ltda.	Brazil
Mineracao Descalvado Ltda.	Brazil
OI Finnish Holdings Oy	Finland
O-I Sales and Distribution Finland OY	Finland
O-I Estonia AS	Estonia

Name	State/Country of Incorporation or Organization
O-I Sales and Distribution Estonia OU	Estonia
O-I GMEC Lurin srl	Peru
O-I Jaroslaw Machine Service Center	Poland
Owens-Illinois Argentina S.A.	Argentina